                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our reports dated February 1, 2001, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-71986) and related Prospectus of United Defense Industries, Inc. to be filed with the Securities and Exchange Commission on or about December 7, 2001.


                                                /s/ Ernst & Young LLP

December 5, 2001
McLean, VA